Exhibit 10.5

Execution

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SECURED PROMISSORY NOTE

$350,000	San Antonio, Texas	April 27, 2018

FOR VALUE RECEIVED, SHIFT8 TECHNOLOGIES, INC., a Nevada corporation, whose address is 1600 NE Loop 410, Suite 126, San Antonio, Texas 78209 (the “Debtor”), promises to pay to the order of PEP Capital , LP, (attention John Linton, Manager), whose address is 2602 Winding View, San Antonio, Texas 78260, (the “Payee”), the sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000) in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the outstanding principal amount hereof at the rate of twelve percent (12%) interest per annum, computed on the basis of a 360-day year and 30-day months. This Note shall be secured by cash of the Debtor in accordance with the Pledge and Security Agreement (“Agreement”) of the same date between the Debtor and the Payee, which Agreement sets out the collateral set aside by the Debtor to collateralize its obligations under this Note. In addition to the Security and Pledge Agreement, the Guarantors, signing below hereby also personally guarantee the performance of this Note on behalf of the Debtor.

This Note shall be payable in monthly payments of interest only and two payments of the principal amount outstanding, (1) $200,000 on or before May 31, 2018 and (2) the balance of the outstanding principal amount plus any accrued interest, without demand, on June 27, 2018 (the “Maturity Date”). If the Maturity Date shall be a Saturday, Sunday, or day on which Banks in San Antonio, Texas, or the place of payment are authorized or required to be closed, such payment shall be made on the next following day that is not a Saturday, Sunday or day on which banks in San Antonio, Texas, or the place of payment are authorized or required to be closed and interest thereon shall continue to accrue thereon until such date. Debtor agrees that it will use its best efforts to pay this Note prior to the maturity date, and there is no penalty for satisfying the obligations under this Note prior to the Maturity Date.

Time is of the essence of this Note, and the Debtor expressly agrees that in the event of default in the payment of any principal or interest when due, the Payee may declare the entirety of this Note immediately due and payable. Upon the occurrence of any default hereunder, the Payee shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity, law, by virtue of statute or otherwise.

In the event that any payment is not made when due, either of principal or interest, and whether upon maturity or as a result of acceleration, interest shall thereafter accrue at the rate per annum equal to the lesser of (a) the maximum non-usurious rate of interest permitted by the laws of the State of Texas or the United States of America, whichever shall permit the higher rate or (b) twenty percent (20%) per annum, from such date until the entire balance of principal and accrued interest on this Note has been paid.

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Debtor has the privilege of making prepayments on this Note from time to time in any amount without penalty provided that any such prepayment shall be applied to unpaid interest on this Note and the balance, if any, to the principal amount payable under this Note.

No failure to exercise and no delay on the part of Payee in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between Debtor and Payee shall operate as a waiver of any right of Payee. No modification or waiver of any provision of this Note or any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

In the event of default or if payment of this Note is not made when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any judicial proceeding whatsoever, or if any action be had hereon, then Debtor agrees and promises to pay an additional amount as reasonable, calculated and foreseeable attorneys’ and collection fees incurred by Payee in connection with enforcing its rights herein contemplated.

To the extent permitted by applicable law, Debtor hereby waives grace, notice, demand or presentment for payment of this Note, dishonor, notice of dishonor, notice of default or nonpayment, protest, notice of protest, suit, notice of intention to accelerate, notice of acceleration, diligence or any notice of or defense on account of the extension of time of payments or change in the method of payments, and consents to any and all renewals and extensions in the time of payment hereof, and the release of any party primarily or secondarily liable hereon.

It is expressly provided and stipulated that notwithstanding any provision of this Note, in no event shall the aggregate of all interest paid by Debtor to Payee hereunder ever exceed the maximum non-usurious rate of interest which may lawfully be charged Debtor under the laws of the State of Texas or United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. It is expressly stipulated and agreed by Debtor that it is the intent of Payee and Debtor in the execution and delivery of this Note to contract in furtherance of such laws, and that none of the terms of this Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money, at any interest rate in excess of the maximum non-usurious rate of interest permitted to be charged Debtor under the laws of the State of Texas or United States Federal Government, as applicable. The provisions of this paragraph shall govern over all other provisions of this Note should any such provisions be in apparent conflict herewith.

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Specifically, and without limiting the generality of the foregoing paragraph, it is expressly provided that:

(i) In the event of prepayment of the principal of this Note, in whole or in part, or the payment of the principal of this Note prior to the Maturity Date, whether resulting from acceleration of the maturity of this Note or otherwise, if the aggregate amount of interest accruing hereon prior to such payment plus the amount of any interest accruing after maturity and plus any other amount paid or accrued in connection with the indebtedness evidenced hereby which by law are deemed interest on the indebtedness evidenced by the Note and which aggregate amounts paid or accrued (if calculated in accordance with the provisions of this Note other than this paragraph) would exceed the maximum non-usurious rate of interest which could lawfully be charged as above mentioned on the unpaid principal balance of the indebtedness evidenced by this Note from time to time advanced (less any discount) and remaining unpaid from the date advanced to the date of final payment thereof, then in such event the amount of such excess shall be credited, as of the date paid, toward the payment of the principal of this Note so as to reduce the amount of the final payment of principal due on this Note, or if the principal amount hereof has been paid in full, refunded to Debtor.

(ii) If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the maximum non-usurious rate of interest which could lawfully have been charged or collected on this Note, as above mentioned, Debtor stipulates that (a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to Debtor); and (b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term hereof, all interest at any time contracted for, charged, or received from Debtor in connection with such indebtedness, and any excess shall be canceled, credited, or refunded as set forth in (a) herein.

Any check, draft, money order, or other instrument given in payment of all or any portion of this Note may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instruments are unconditionally received by Payee. If at any time any payment of the principal of or interest on this Note is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, the obligation under this Note with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

Debtor agrees that this Note shall be freely assignable to any assignee of Payee, subject to compliance with applicable securities laws.

Debtor represents and warrants that the extension of credit represented by this Note is for business, commercial, investment, or other similar purposes and not primarily for personal, family, household or agricultural use.

This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America applicable in Texas. Venue for any litigation between Debtor and Payee with respect to this Note shall be Bexar County, Texas. Debtor and Payee hereby irrevocably submit to personal jurisdiction in Texas and waive all objections to personal jurisdiction in Texas and venue in Bexar County for purpose of such litigation.

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THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN DEBTOR AND PAYEE AND MAY NOT BE CONTRADICTED OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN DEBTOR AND PAYEE.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN DEBTOR AND PAYEE.

SHIFT8 TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Title:	CEO

Guarantors:

/s/ Arthur L. Smith
Arthur L. Smith, Individually

Craig Clement, Individually

Execution

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (the “Agreement”) is entered into April 27, 2018 by and between Shift8 Technologies, Inc., a Nevada corporation (the “Company”), and PEP Capital, LP, attention- John Linton, Manager (the “Secured Party”).

RECITALS

WHEREAS, the Company, T3 Acquisition, Inc., T3 Communications, Inc. and representative of the Shareholders of T3 Communications, Inc. entered into that certain Agreement and Plan of Merger dated May 8, 2017, as amended by that certain First Amendment to Agreement and Plan of Merger dated August 10, 2017, as further amended by that certain Second Amendment to Agreement and Plan of Merger effective as of October 31, 2017, as further amended by that certain Third Amendment to Agreement and Plan of Merger made effective as of December 22, 2017, as further amended by that certain Fourth Amendment to Agreement and Plan of Merger made effective as of January 19, 2018, as further amended by that certain Fifth Amendment to Agreement and Plan of Merger made effective as of February 28, 2018 and as further amended by that certain Sixth Amendment to Agreement and Plan of Merger effective as of as of the April 20, 2018 (the “Agreement and Plan of Merger”); and

WHEREAS, the Secured Party has made certain financial accommodations for the benefit of the Company and the Agreement and Plan of Merger pursuant to that certain Promissory Note of even date herewith among the Company and Secured Party (the “Note”); and

WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company’s obligations to the Secured Party, or any successor to the Secured Party, under the Note, Company has agreed upon closing of the Agreement and Plan of Merger to irrevocably pledge to the Secured Party the cash deposited with                       Bank, account number                      ;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest. As security for the payment of the Note and any renewal, extension or modification of the Note, the Company, upon closing of the Agreement and Plan of Merger, hereby grants to the Secured Party a security interest in, and pledges to the Secured Party, (a) $                      in cash deposited with                       Bank, account number                      ; and (b) any additional amounts in cash deposited with                       Bank, account number                     , exceeding $                     and up to $                      (collectively the “Collateral”). For purposes of clarity, attached as Exhibit A is a copy of the bank statement for the Collateral account dated as of March 31,2018 which reflects a balance in the Collateral account at that time of $                     .

2. Warranties. Secured Party hereby warrants that upon closing of the Agreement and Plan of Merger, the Company is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, claims, encumbrances and other security interests (other than those created hereby). The Company further represents and warrants that it has net assets (not including the Collateral) in excess of the amount of the Note.

3. Rights Upon Default. In the event of default in payment when due of any indebtedness under the Note, the Secured Party may elect then, or at any time thereafter, to exercise all rights available to a secured party under the Uniform Commercial Code, including the right to demand transfer of the Collateral to the Secured Party. The transfer of the Collateral to the Secured Party, which will be in the form of cash, shall be applied in the following order:

(a) To the extent necessary, cash shall be used to pay all reasonable expenses of the Secured Party in enforcing this Agreement and the Note, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by the Secured Party.

(b) To the extent necessary, cash shall be used to satisfy any remaining indebtedness under the Note.

(c) Any remaining cash shall be returned to the Company.

4. Release of Collateral. Promptly after full payment by Company of all principal, accrued interest and other amounts outstanding under the Note, Secured Party shall deliver to Company acknowledgement of full payment and Company shall thereupon be discharged of all further obligations under this Agreement.

5. Payment of Taxes and Other Charges. The Company shall pay, prior to the delinquency date, all taxes, assessments and other charges against the Collateral, and in the event of the Company’s failure to do so, the Secured Party may at its election pay any or all of such taxes and charges without contesting the validity or legality thereof. Any payments so made by the Secured Party shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded annually, required to avoid the imputation of interest income to the Secured Party and income to the Company under the federal tax laws.

6. Assignment of Collateral. In connection with the assignment of the Note (whether by negotiation, discount or otherwise), the Secured Party may assign all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Secured Party hereunder with respect to the Collateral so assigned. Upon such assignment, the Secured Party shall be fully discharged from all liability and responsibility for the assigned Collateral.

7. Costs and Expenses. All costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute a liability of Company payable immediately upon demand and bearing interest until paid.

8. Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

9. Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. This Agreement may be executed with signatures transmitted among the parties by facsimile, and no party shall deny the validity of a signature or this Agreement signed and transmitted by facsimile on the grounds that a signature is represented by facsimile rather than an original.

11. Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time after the date hereof, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Agreement.

The parties have executed this Pledge and Security Agreement as of the date first set forth above.

Shift8 Technologies, Inc.,

By:	/s/ Arthur L. Smith
Name:	Arthur L. Smith
Date:	4-27-18

SECURED PARTY

John Linton

Date: